UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2021

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2021, Remark Holdings, Inc. (“we”, “us” or “our”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional and accredited investor (the “Investor”) relating to the issuance and sale of 4,237,290 shares of our common stock (the “Shares”) at a purchase price of $1.18 per share together with a warrant to purchase up to 4,237,290 shares of our common stock (the “Investor Warrant” and the shares of common stock underlying the Investor Warrant, the “Warrant Shares”) at an exercise price of $1.35 per share, subject to certain customary anti-dilution adjustments. The Purchase Agreement restricts us from issuing additional shares of our common stock, or securities convertible into or exercisable or exchangeable for shares of common stock, for a period of 90 days following the date of effectiveness of the resale registration statement we file to register the resale of the Shares and the Warrant Shares (the “Resale Registration Effective Date”), subject to certain exceptions, and restricts us from conducting an “at-the-market” offering for a period of 180 days following the Resale Registration Effective Date.

Concurrently with the entry into the Purchase Agreement, we also entered into a financial advisor agreement (the “Financial Advisor Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”) relating to the Offering. Pursuant to the terms of the Financial Advisor Agreement, we have agreed to pay A.G.P. a cash fee of $350,000 and to reimburse A.G.P. for certain legal and escrow expenses. In addition, we have agreed to issue to A.G.P. and its designees warrants to purchase up to an aggregate of 127,118 shares of our common stock (the “Financial Advisor Warrants” and together with the Investor Warrant, the “Warrants”) at an exercise price of $1.35 per share, subject to certain customary anti-dilution adjustments.

The Investor Warrant will be immediately exercisable and will expire on the five-year anniversary of the Resale Registration Effective Date. However, we will be prohibited from effecting an exercise of the Investor Warrant, and the holder thereof will not have the right to exercise any portion of its Investor Warrant, to the extent that, as a result of such exercise, the warrant holder would beneficially own more than 4.99% of the outstanding shares of our common stock immediately after giving effect to the issuance of shares of issuable upon exercise of the Investor Warrant. The Financial Advisor Warrants will be immediately exercisable and will expire on the five-year anniversary of the date of issuance.

The gross proceeds to us from the Offering, before deducting transaction fees and other estimated Offering expenses, are approximately $5,000,000. The Offering closed on September 29, 2021.

In connection with the Offering, we also entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the Shares and the Warrant Shares no later than 30 days after the closing of the Offering. Pursuant to the terms of the Financial Advisor Agreement and the Financial Advisor Warrants, we have also agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of the Financial Advisor Warrants and the shares underlying the Financial Advisor Warrants, subject to the terms and conditions set forth therein.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by our stockholders or other investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

In order to induce the Investor to participate in the Offering, each of our directors agreed to enter into a lock-up agreement whereby, subject to the terms and conditions set forth therein, each such director agrees not to dispose of shares of our common stock or securities convertible into or exercisable for shares of our common stock, subject to certain exceptions, until the date that is 90 days following the Resale Registration Effective Date.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Financial Advisor Agreement, Investor Warrant and Financial Advisor Warrants do not purport to be complete and are qualified in their entirety to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

We incorporate the information set forth in Item 1.01 into this Item 3.02 by reference. Based in part on the representations of the Investor in the Purchase Agreement, the offering and sale of the Shares, the Investor Warrant and the Warrant Shares will be exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by

Securities and Exchange Commission (the “SEC”). In addition, the Financial Advisor Warrants and the shares of common stock underlying the Financial Advisor Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investor has represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Shares, Investor Warrant and Warrant Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares, Investor Warrant and any Warrant Shares in violation of the United States federal securities laws.

Item 7.01. Regulation FD Disclosure.

On September 27, 2021, we issued a press release with respect to the information set forth above. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
4.1	Investor Warrant.
4.2	Form of Financial Advisor Warrant.
10.1	Securities Purchase Agreement dated September 27, 2021, between Remark Holdings, Inc. and the purchasers signatory thereto.
10.2	Registration Rights Agreement dated September 27, 2021, between Remark Holdings, Inc. and the purchasers signatory thereto.
10.3	Financial Advisor Agreement dated September 27, 2021, between Remark Holdings, Inc. and A.G.P./Alliance Global Partners.
99.1	Press Release dated September 28, 2021.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	September 30, 2021	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer